SUB-ITEM 77Q1(E)
       COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of the Investment Advisory Agreement between Registrant and Adams, Harkness & Hill, Inc. ("AH&H") regarding Adams Harkness Small Cap Growth Fund,
Exhibit 23(d)(16) to the Registrant's Registration Statement (Post-Effective Amendment No. 143) on Form N-1A is incorporated by reference as filed via EDGAR on February 26, 2004. (accession number 0001275125-04-000027).